EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the ordinary shares of uniQure N.V., a private company with limited liability under the laws of the Netherlands, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 18th day of July, 2022.

PFM Health Sciences, LP	PFM Health Sciences GP, LLC

By:	PFM Health Sciences GP, LLC,	By:	/s/ Darin Sadow
	its general partner		Darin Sadow, Authorized Signatory

By:	/s/ Darin Sadow
Darin Sadow, Authorized Signatory

PARTNER Asset MANAGEMENT, LLC	BRIAN D. GROSSMAN

By:	PFM Health Sciences GP, LLC,	By:	/s/ Darin Sadow
	its manager		Darin Sadow, attorney-in-fact

By:	/s/ Darin Sadow
Darin Sadow, Authorized Signatory